IMPORTANT NOTICE OF
BLACKOUT PERIOD IN TRUIST FINANCIAL CORPORATION COMMON STOCK

To: Directors and Executive Leadership of Truist Financial Corporation (“Truist”)

From: Ellen M. Fitzsimmons, Chief Legal Officer, Head of Enterprise Diversity,
and Corporate Secretary

Date: July 8, 2020

This notice is to inform you of significant restrictions on your ability to transact in Truist securities during an upcoming “blackout period”. The restrictions during this period are imposed on Truist directors and executive officers by (i) Section 306(a) of the Sarbanes-Oxley Act of 2002 and (ii) Securities and Exchange Commission (“SEC”) Regulation BTR (Blackout Trading Restriction) and are in addition to Truist’s regularly scheduled blackout periods related to our earnings releases.

To facilitate the consolidation of the heritage SunTrust and heritage BB&T 401(k) savings plans (the “Heritage Savings Plans”) into one plan, the Truist Financial Corporation 401(k) savings plan, and to transition to a new recordkeeper, Fidelity Investments, there will be a blackout period during which Heritage Savings Plan participants will be unable to transfer or diversify investments or obtain a loan, withdrawal or distribution from their Heritage Savings Plan.

The blackout will begin for Truist equity securities at 4:00 p.m. Eastern time on July 24, 2020, and is expected to end no later than August 14, 2020 (the “Blackout Period”).

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, during the Blackout Period, Truist directors and executive officers are, with limited exceptions, prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of Truist acquired in connection with his or her services or employment as a director or executive officer. These restrictions apply to your holdings both inside and outside of the Heritage Savings Plans.

Please note the following:

•The term “equity securities” is defined broadly to include Truist common stock, stock options, restricted stock units and other derivatives.

•Transactions covered by this trading restriction are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•Among other things, you are prohibited from (i) selling shares of Truist stock acquired pursuant to an exercise of options, (ii) selling shares of Truist stock originally granted as a restricted stock unit or a performance share unit in connection with your employment as an executive officer or service as a director, or (iii) selling shares to cover withholding taxes upon the exercise of options or the vesting of restricted stock units or performance share units.

•Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or employment as an executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These prohibitions apply in addition to the trading restrictions under Truist’s Securities Trades by Company Personnel Policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Because of the severity of the penalties and other remedies and the complexity of the regulations, please contact me before engaging in any transaction involving Truist equity securities during the Blackout Period.

For inquiries during the Blackout Period and for a period of two years thereafter about the Blackout Period, its beginning or ending dates or the information in this notice, please feel free to contact me at:

Truist Financial Corporation
Attention: Chief Legal Officer
214 N. Tryon Street
Charlotte, North Carolina 28202
Telephone Number: (336) 733-2000

Thank you for your attention to this matter.